UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2018

Intellicheck, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50296	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of New Chief Executive Officer.

The Board of Intellicheck, Inc. (the “Company”) has appointed Bryan Lewis the Company’s President and Chief Executive Officer. Mr. Lewis’ first day of employment as CEO will be February 21, 2018 (the “Start Date”). Prior to joining Intellicheck, Mr. Lewis was Chief Operating Officer of Third Bridge, Inc. from 2013 to 2017 where he oversaw the growth of the company from 100 to 600 employees and a CAGR of 56% in a four-year period. Previously, Mr. Lewis held senior leadership positions at BondDesk from 2011 to 2013 (sold to TradeWeb), and AnalytixInsight, Inc. from 2010 to 2011 among other positions. He began his career as a bond trader.

In connection with becoming the Company’s Chief Executive Officer, Mr. Lewis and the Company have entered into an employment agreement, dated February 1, 2018 (the “Agreement”). The Agreement provides for a base salary of $250,000 per year. The Agreement also provides for participation in Company employee benefits programs, receipt of certain relocation benefits, and certain potential annual incentive compensation awards. For the remainder of 2018, Mr. Lewis may earn an additional amount of $125,000 based on achievement of goals identified by the Board within 90 days of the Start Date (and including to be agreed to additional amounts based on over performance). Mr. Lewis will also, on his first day of employment as Chief Executive Officer, be granted an option to purchase 100,000 shares of the Corporation’s common stock subject to a four-year vesting schedule under the Company’s 2015 Omnibus Incentive Plan, as amended.

The Agreement also provides for certain severance payments in the event Mr. Lewis is terminated without cause including pay for six (6) months if Mr. Lewis is terminated without cause less than 12 months after February 1, 2018, pay for twelve (12) months if Mr. Lewis is terminated without cause between one (1) and five (5) years after February 1, 2018, and pay for eighteen (18) months if Mr. Lewis is terminated without cause after the fifth anniversary of this Agreement, in addition to reimbursement for certain living expenses and relocation advances and expenses in certain situations.

In connection with Mr. Lewis’ appointment as President and Chief Executive Officer, Bill White, who has served as interim CEO since October 4, 2017, will resume his position as Chief Financial Officer upon Mr. Lewis’ first day of employment.

A copy of the Company’s press release announcing the appointment of Mr. Lewis is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

99.1	Press release of Intellicheck, Inc. dated February 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2018	INTELLICHECK, INC.

	By:	/s/ Bill White
Bill White
Interim Chief Executive Officer Chief Financial Officer